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                                                                   Exhibit B-104

                                   MEMORANDUM

                              PARA  : Diana Minojosa

                              DE    : Cristina Cortes

                              FECHA : 31 de mayo de 1999

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      Atentamente, adjunto al presente te envio copia de la escritura de constitucion de la sociedad RELIANT ENERGY EL SALVADOR, S.A. DE C.V.

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NUMERO TRETNTA Y DOS LIBRO VIGESIMO PRIMERO. - En la ciudad de San Salvador, a las quince horas del dia veintisiete de mayo de mil novecientos noventa y nueve.
- Ante mi, RODOLFO ANTONIO PARKER SOTO, Notario, de este domicilio, comparocon loo conores MARIO EDUARDO CANOVA, de cuarenta y nueve anos de edad, Ingeniero, de nacionalidad Estadounidense, del domicilio de Houston, Texas, Estadon Unidos de America, portador de su pasaporte de dicho pals numero cero uno cuatro siete ocho tres dos cinco ocho, quien actua en nombre y representacion, an su caracter de apoderado de la sociedad RELIANT ENERGY INTERNATIONAL HOLDINGS, LLC., cuya personeria doy fe de ser legitima y suficiente, por haber tonido a la vista: poder otorgado en la [ILLEGIBLE] veinticinco de octubre del afio en curso,debidamente apostillado; del que consta que el compareciente se encuentra facultado para el otorgamiento de la [ILLEGIBLE] edad, Ingeniero, de nacionalidad Estadounidense, del domicilio de Houston, Texas, Estados Unidos de America, portador de su pasaporte de dicho pals numero uno tres cero ocho uno cuatro seis cero uno, actuando en nombre y representacion de la sociedad RELIANT ENERGY INTERNATIONAL, INC., cuya personeria doy fe de ser legitima y suficiente, por haber tenido a la vista: poder otorgado en la Ciudad de Houston, Condado de Harris, Estado de Texas, Estados Unidos de America, el dia veintiuno de mayo del presente ano, por el

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senor Edward Arthur Monto, en su caracter de Presidente de dicha sociedad,
[ILLEGIBLE] del quo concta quo ol comparocionto co onouentra facultado para el otorgamiento de la presente escritura; en el caracter en que actuan, ME DICEN:
Que han convenido constituir y al efecto constituyen una sociedad anonima de capital variable, que se regira por las siguietes disposiciones, las cuales constituyen sus estatutos: PRIMERA: NATURALEZA, [ILLEGIBLE] de capital variable, de nacionilidad salvadorena y se denominara "RELIANT ENERGY EL SALVADOR", seguida de las palabras "SOCIEDAD ANONIMA DE CAPITAL VARIABLE", o de su abreviatura "S.A. DE C.V."; siendo su domicilio principal la ciudad de San Salvador, con facultades de establecer sucursales, oficinas y dependencias que sean convenientas a los intereses sociales en otros lugares de la Republica o en el extranjero. SEGUNDA: PLAZO.- La duracion de la [ILEGIBLE] tendra por objeto y destinara su capital a los siguientes fines: a) la generacion, transformacion, transmision, distribucion y comercializacion de energia electrica, en todas sus formas; b) cualquier otra actividad o inversion mercantil o industrial que coadyuvo o complemente directa o [ILLEGIBLE] el lorgo de sus fines; y c) en general, la explotacion del comercio, industria y servicos en todas sus Pamas y actividades; y la realizacion de toda clase de actos, contratos o actividades permitidos por la ley. CUARTA: CAPITAL DE FUNDACION. El capital de fundacion de la sociedad sera

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de [ILLEGIBLE] divido y [ILLEGIBLE] comunes y nominativas, de una sola serie y del valor nominal de CIEN COLONES cada una. QUINTA: REGIMEN DE CAPITAL VARIABLE.- El capital es suceptible de aumento o disminucion dentro del regimen de capital variable de acuerdo con las regulaciones siguientes: a) el capital social sera de TRESCIENTOS MIL COLONES: b) el capital [ILLEGIBLE] de los accionistas o de otras personas que ingresen a la sociedad, por capitalizacion de reservas y utilidades o por revalorizacion del activo de la sociedad; c) los acuerdos sobre aumento o [ILLEGIBLE] del capital social solo podran hacerse en Junta General Extraordinaria de Accionistas; dicha Junta General fijara la forma y terminos en que deban hacerse las correspondientes emisiones de accionies. Para que proceda un aumento de capital sera necesario [ILLEGIBLE] el capital social original como cualquier otro aumento que su hubiere decretado con anterioridad; d) los aumentos a disminuciones del capital social deberan inscribirse en el Libre de Register que [ILLEGIBLE] e) en los casos de disminucion del capital por retiro de aportaciones, si uno o mas socios quisieren hacer uso del derecho de retiro, pero tales retiros tuvieren como consecuencia la reduccion del capital a menos del minimo pactado en el literal a de esta clausula o excediere de la cantidad autorizada o acordada por la Junta General para disminuirse, solamente se autorizara al pago de acciones completas, a prorrata del capital que dichos accionistas tengan en la sociedad, hasta la concurrencia del capital minimo de la cantidad autorizada a [ILLEGIBLE] f) cuando se decrete la disminucion del capital
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por [ILLEGIBLE] para efectuar la disminucion y para la cancelacion, sustitucion
o emision de los titulos correspondientes. SEXTA: DE LAS ACCIONES.- Las acciones seran commes y nomination. no [ILLEGIBLE] transferirse por endoso seguido de registro, en los libros de la sociedad. En cuanto a los modelidados [ILLEGIBLE] titules y libres de accionistas, representacion de [ILLEGIBLE], reposicion y demas regulacioner. relativas a las acciones, se extara a lo que dispone el Codigo de Comercio. Los titulos o certificados seran firmados por el Presidente y el Secretario. SEPTIMA: DERECHO PREFERENTE EN AUMENTO DE CAPITAL. En caso de aumento de capital, los accionistas tendran derecho preferente para [ILLEGIBLE] acciones que posean a la fecha en que se acuerde el aumento y a suscribir cualesquiera aportaciones suplementarias de capital. Los derechos conferidos a los [ILLEGIBLE] los quince dias siguientes a la publicacion del acuerdo respectivo. OCTAVA: GOBIERNO DE LA SOCIEDAD.- Las Juntas Generales de Accionistas constiturian la suprema autoridad de la sociadad. Estas Juntas tendran las facultador y obligacioines que [ILLEGIBLE]. NOVENA: JUNTAS CENERALES.- La Junta General [ILLEGIBLE] que sigan a la clausura del ojorcicio social. Las Juntas Generales Extraordinarias se reuniran cuando lo acuorde el Director Presidento o cuando [ILLEGIBLE] capital social, indicando [ILLEGIBLE]

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por desvalorizacion del activo, la Junta General fijara asimismo las normas para efectuar la disminucion y para la cancelacion, sustitucion o emision de los titulos correspondientes. SEXTA: DE LAS ACCIONES.-Las acciones seran commes y nominativas, no obstante estar totalmente pagadas, pudiendo transferirse por endoso seguido de registro, en los libros de la sociedad. En cuanto a las modalidades especificas en materia de traspaso, requistos de los titulos y libros de accionistas, representacion de accionistas, reposicion y demas regulaciones relatives a las acciones, se estara a lo que dispone el Codigo de Comercio. Los titulos o certificados seran firmados por el Presidente y el Secretario. SEPTIMA: DERECHO PREFERENTE EN AUMENTO DE CAPITAL. En caso de aumento de capital, los accionistas tendran derecho preferente para suscribir las nuevas acciones que se emitan en proporcion al numero de acciones que posean a la fecha en que se acuerde el aumento y a suscribir cualesquiera aportaciones suplementarias de capital. Los derechos conferidos a los accionistas en caso de aumento de capital deberan ejercitarse dentro de los quince dias siguientes a la publicacion del acuerdo respectivo. OCTAVA: GOBIERNO DE LA SOCIEDAD.- Las Juntas Generales de Accionistas constituiran la suprema autoridad de la sociadad. Estas Juntas tendran las facultades y obligaciones que senala la ley. NOVENA: JUNTAS GENERALES.- La Junta General Ordinaria, se reunira por lo menos una vez al ano, dentro de los cinco meses que sigan a la clausura del ejercico social. Las
Juntas Generales Extraordinarias se reuniran cuando lo acuerde el Director Presidente o cuando lo pidan por escrito los accionistas que representen por lo menos el cinco por ciento del capital social, indicando los asuntos a tratar y en cualquier otro

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caso que ordene [ILEGIBLE] dichos casos como regla general, deberan ventilarse los asuntos a que se refieren los articulos doscientos veintitres y doscientos veinticuatro del Codigo de Comercio, respectivamente. DECIMA: CONVOCATORIA, QUARUM Y PROCENTAJE DE VOTACION.- Las convocatorias a Juntas Generales se haran por medio de un aviso que se redactara y publicara de conformidad a la ley. Ademas se envira un aviso dirigido a los accionistas. El quorum y porcentaje de votacion seran los que senala la ley, para cada tipo de Junta. DECIMO PRIMERA:
ADMINISTRACION DE LA SOCIEDAD.- 1) Integracion y Reglas de Funcionamiento. La Administracion de la Sociedad estara confida a una Junta Directiva electa por la Junta General de Accionistase e integrada por un Director Presidente, un
Director Secretario y un Primer Director. Habra tres directivos suplentes designados de la misma manera que los propietarios. Para ser Director no se necesita ser accionista de la Sociedad. 2) Perido de ejercicio de los
Directores. Los Directores Propietarios y suplents duraran en sus funciones tres anos pudiendo ser reelectos. Continuaran en el ejercicio de sus funciones aun cuando hubiere concluido el plazo del periodo para el que fueron electos, mientras no se elijan los substitos y estos no tomen posesion de sus cargos. La calidad de miembro de la Junta Directiva sera compatible con cualquier cargo o empleo de la Sociedad. 3) Mayoria para celebrar sesion y tomar resoluciones. La Junta Directiva se tendra por legalmente reunida y sus decisiones seran validas cuando concurran sus miembros. Se necesitara el acuerdo muto de los Directores de la Junta Directiva para cualquier resolucion. 4) Acta de las Sesiones. De todo lo acordado en las reuniones de la Junta Directiva, se levantara un acta que sera asentada en el Libro
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correspondiente bajo la responsabilidad del Director Secretario. 5) Atribuciones de la Junta Directiva. La Junta Directiva tendra la direccion de los negocios de la sociedad y la administracion de sus bienes, sin mas limitaciones que las establecidas en la ley y en esta escritura: 1) cumplir y hacer cumplir las resoluciones y acuredos de la Junta General de Accionistas; 2) Nombrar a los Gerentes y Sub-Gerentes, senalarles sus respectivas remuneraciones y obligaciones, concederles permisos o licenscias, aceptar sus renuncias o removerlos cuando lo considere conveniente a los intereses de la sociedad. 3) Decidir sobre la organizacion interna de la sociedad, creando o suprimiendo las plazas permanentes o temporales que estime convenientes, y establecer un regimen de salario o prestaciones para sus funcionarios y trabajadores. 4) Contratar servicios profesionales o tecnicos especializados. 5) Reglamentar el uso de la firma en la correspondencia bancaria y comercial. 6) Acordar la apertura de suscursales o Agencias, designando los repectivos agentes o corresponsales. 7) Elaborar la memoria de sus labores, el balance general, el estado de perdidad y ganancias y el proyecto de distribucion de utilidades que deban someterse a la Junta General de Accionistas. 8) Convocar por medio del Presidente a Junta General de Accionistas. 9) Proponer a la Junta General de Accionistas la formacion de las reservas adicionales a las estabalecidas por la Ley o esta escritura. 10) Publicar los balances de situacion y la aprobacion de la gestion administrativa en el tiempo y forma que establece la ley. 11) Emitir los reglamentos internos necesarios para el buen funcionamiento de la Sociedad. 12) Todas las demas que la Ley le confiere. DECIMO SEGUNDA: DEL DIRECTOR PRESIDENTE
Y DEL DIRECTOR SECRETARIO.

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REPRESENTACION LEGAL JUDICIAL Y EXTRAJUDICIAL DE LA SOCIEDAD. Al Director
President y al Director Secretario de la Junta Directiva correspondera, indistintamente, la representacion legal de la sociedad, a la cual representaran judicial y extrajudicialmente correspondiendoles el uso de la firma social. Podran celebrar toda clase de contratos o negocios comprendidos dentro del giro ordinario de los negocios de la sociedad, pero para todas las operaciones que excedan el giro ordinario de los negocios, para enejenar, permutar o gravar bienes inmuebles, asl como constituir derechos sobre los mismos, obtener dinero a mutuo con garantia hipotecaria, necesitaran previo acuerdo de la Junta Directiva. Para el ejercicio de las funciones anteriores se les confieren al Presidente y al Secretario las facultades generales del mandato y las especiales comprendidas en el articulo ciento trece del Codigo de Prodedimientos Civiles, inclusive la de transigir, todas las cuales el notario que autoriza explico claramente a los otorgantes, cerciorandose de que las conocen y comprenden y que precisamente las conceden. DECIMO TERCERA: DEL DIRECTOR SECRETARIO.- Son funciones del Director Secretario: 1) Llevar los Libros de Acta de Junta General de Accionistas y de la Junta Directiva, conforme a las disposiciones de la Ley y de esta escritura y cuidar de que las actas respectivas sean asentadas dentro del tiempo y de la forma correspondiente. 2) Autorizar con su firma las certificaciones que la Sociedad expida y las credenciales de los miembros de la Junta Directiva,, del Auditor y demas funcionarios de la Sociedad. 3) Ordenar y preparar los documentos, datos y la informacion complementaria para las Juntas Generales de Accionistas y reuniones de la Junta Directiva. 4) Extender al Director que lo solicite,

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copia de las actas de las sesiones de Junta Directiva. DECIMO CUARTA: FORMAS DE
LLENAR LAS VACANTES DE LOS DIRECTORES.- En caso de muerte, renuncia o impedimento permanente del Presidente, ejercera las funciones de este el Secretario, por todo el tiempo que faltare para concluir el ejercicio del titular. En caso de ausencia del Presidente, el Secretario ejercera las funciones o atribuciones de este, durante su ausencia. II ) Si por muerte, renuncia, imposibilidad, ausencia o remocion, faltare algun miembro propietario de la Junta Directiva, seran sustituidos por sus respectivos suplentes. Para efectuar el llamamiento bastara dejar constancia de haberse acordado en el libro de Actas de sesiones de la Junta Directiva . Si dichos Directores no pudieren ponerse de acuerdo si no bubiere mas que un Director en funcion, tocara actuar al Suplente o a los Suplentes que corresponda segun la prelacion del orden de su nombramiento. Si la inhabilidad del Director faltante fuere permanente, el suplente que actue en su lugar, desempenara el cargo hasta concluir el periodo para el cual fue electo el primero. DECIMO QUINTA: ADMINISTRACION DIRECTA.- Cuando la Junta Directiva lo estime conveniente, podra confiar la administracion directa de la Sociedad a uno o varios Gerentes, sin que esta delegacion limite las facultades concedidas a la Junta Directiva o sus miembros. Los poderes que se otorguen, determinaran la extension del mandato y sus restricciones. Los Gerentes podran ser o no miembros de la Junta Directiva. DECIMO SEXTA. AUDITORIA.- La Junta General Ordinaria de Accionistas elegira a un Auditor por el plazo que estime conveniente el cual no podra ser menor de un ano ni exceder de tres, para que ejerza todas las funciones de vigilancia de la administracion social con las

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facultades Y obligaciones que determine la ley. En caso de muerte, renuncia, inhabilidad o incapacidad del Auditor, la Junta General elegira otra persona par que ejerza todas las funciones due vigilancia de la administracion social. DECIMO SEPTIMA: EJERCICIO ECONOMICO.- El ejercicio economico de la sociedad sera del primero de enero al treinta y uno de diciembre de cada ano. DECIMO OCTAVA ; RESERVAS.- Las reservas seran las que indique la ley. Ademas, la Junta General podra decretar las reservas voluntarias que estime conveniente. DECIMO NOVENA ; DISOLUCION Y LIQUIDACION DE LA SOCIEDAD. Las disolucion de la sociedad procedera en cualquiera de los casos contemplados por la ley. Cuando se proceda a la disolucion y liquidacion de la sociedad se nombrara a la Junta General que asi lo acuerde, uno Junta de Liquidadores que estara integrada por tres miembros. La sustitucion de cualquier liquidador se hara de igual manera. VIGESIMA:
SUSCRIPCION Y PAGO DE CAPITAL. Los otorgantes suscriben la totalidad del capital de fundacion que es el mismo capital minimo y lo pagan en un veinticinco por ciento; la sociedad RELIANT ENERGY INTERNATIONAL HOLDINGS, LLC., suscribe DOS MIL NOVECIENTAS SETENTA ACCIONES con un valor nominal de CIEN COLONES cada una y paga la suma de SETENTA Y CUATRO MIL DOSCIENTOS CINCUENTA COLONES, correspondientes al veinticinco por ciento de lo suscrito por ella; la sociedad RELIANT ENERGY INTERNATIONAL, INC., suscribe TREINTA ACCIONES con un valor nominal de CIEN COLONES y paga la suma da SETECIENTOS CINCUENTA COLONES, correspondientes al veniticinco por ciento de lo suscrito por ella. Dichos accionistas efectuan sus aportes por medio de sendos cheques certificados que adelante se relacionaran. En vista de lo anterior cada accion queda suscrita totalmente y pagada en un veinticinco por ciento. Es convenido
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que el pago total de las acciones se hara en un plazo maximo de cinco anos a partir de esta fecha y de conformidad a llamamientos que efectue la administracion de la sociedad de acuerdo a las necesidades sociales. VIGESIMO
PRIMERA: NOMBRAMIENTO DE LA PRIMERA JUNTA DIRECTIVA. a) por acuerdo unanime los otorgantes en su caracter de accionistas acuerdan elegir la primera Junta Directiva que estara constituida de la siquiente manera: Presidente el senor EDWARD ARTHUR MONTO, mayor de edad Administrador de Empresas, de nacionalidad estadounidense, del domicilio de Houston, Texas, Estados Unidos de America; Secretario el senor PASTOR SANJURJO, mayor de edad, Ingeniero, de nacionalidad estadounidense, del domicilio de Houston, Texas, Estados Unidos de America; y Primer Director el senor GEORGE PETER SCHAEFER, mayor de edad, Economista, de nacionalidad Estadounidense, del domicilio de Houston, Texas, Estados Unidos de America. DIRECTORES SUPLENTES: Presidente el senor MICHAEL JINES, mayor de edad, Aboquado, de nacionalidad Estadounidense, del domicilio de Houston, Texas, Estados Unidos de America; Secretario el senor Mario Canova, mayor de edad, Inqeniero, de nacionalidad Estadounidense, del domicilio de Houston, Texas, Estados Unidos de America; Primer Director el senor Robert Socci, mayor de edad, Abogado, del domicilio de Houston, Texas, Estados Unidos de America. Asi se expresaron los comparecientes, y yo el suscrito Notario doy fe: a) de haber tenido a la vista los cheques certificados con que los accionistas efectuan sus aportes de capital, respectivamente: serie "A" numero trescientos sesenta y siete, por la suma de SETENTA Y CUATRO MIL DOCIENTOS CINCUENTA COLONES, a favor de la sociedad que se constituve, contra el Banco
Multivalores, S.A. de C.V., emitido y certificado con fecha veintisiete de los

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corrientes mes y ano; serie "A" numero trescientos sesenta y ocho, por la suma de SETECIENTOS CINCUENTA COLONES, a favor de la sociedad que se constituye, contra el Banco Multivalores, S.A., emitido y certificado con fecha veintisiete de los corrientes mes y ano; b) de haber advertido a los otorgantes de la obligacion en que se encuentran de registrar el testimonio de esta escritura en el Registro de Comercio, de los efectos del Registro y de las sanciones impuestas por falta del mismo y que para su inscripcion es indispensable agregar las solvencias municipales de los accionistas; c) Que les conozco y ademas indetifique por medio de sus respectivos documentos de identidad personal ya relacionados; d) Que son capaces de otorgar la presente escritura, habiendoles explicado los efectos legales de la misma; y e) Que leida que les hube integramente la presente escritura en un solo acto ratifican su contenido por estar redactada de acuerdo a sus voluntades y firmamos. DOY FE.-


[ILLEGIBLE]     WALTER PEREZ-DAPLE

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